EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results

Net Loss of $(17.3) million, EPS of $(0.22)

Announces $0.115 Dividend per Share

BOSTON, April 29, 2020 (GLOBE NEWSWIRE) --  Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net loss of $(17.3) million, or $(0.22) per basic and diluted share, for the first quarter of 2020, compared to net income of $22.2 million, or $0.28 per basic and diluted share, for the fourth quarter of 2019, and net income of $22.5 million, or $0.28 per basic and diluted share, for the first quarter of 2019.

Paul Perrault, President and Chief Executive Officer of the Company noted, “I would like to take a moment to acknowledge the ongoing public health concern surrounding the COVID-19 pandemic. In these unprecedented times, I am thankful for our employees who have risen to the challenge of providing support for our customers and our communities.”

On March 27, 2020, Congress passed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) which, among other things, provides small business borrowers with several options for relief including automatic payment deferrals from the Small Business Administration (the “SBA”) and additional funding options pursuant to the Paycheck Protection Program (“PPP”).  PPP loans were made available beginning on April 3, 2020 through approved SBA lenders, including the Company’s subsidiary banks, Brookline Bank and Bank Rhode Island. Brookline Bank and Bank Rhode Island immediately began accepting loan applications pursuant to the PPP program on April 3, 2020. The initial PPP funding provided by Congress was exhausted as of April 16 at which time, together, Brookline Bank and Bank Rhode Island made 2,183 loans totaling $518 million.  In addition to providing access to the PPP program, the Company has been proactively working with commercial and consumer customers and providing relief options including payment deferrals and fee waivers where appropriate.

BALANCE SHEET

Total assets at March 31, 2020 increased $604.7 million to $8.5 billion from $7.9 billion at December 31, 2019, and increased $942.5 million from $7.5 billion at March 31, 2019. At March 31, 2020, total loans and leases were $6.8 billion, representing an increase of $84.7 million from December 31, 2019, and an increase of $434.3 million from March 31, 2019, primarily driven by growth in the commercial real estate portfolio.

Investment securities at March 31, 2020 increased $174.7 million to $764.1 million, as compared to $589.4 million at December 31, 2019, and increased approximately $157.0 million from $607.1 million at March 31, 2019. Cash and cash equivalents at March 31, 2020 increased $263.0 million to $340.8 million, as compared to $77.8 million at December 31, 2019, and increased $228.4 million from $112.3 million at March 31, 2019. As of March 31, 2020, securities, cash and cash equivalents represented 13.1 percent of total assets as compared to 8.5 percent and 9.6 percent as of December 31, 2019 and March 31, 2019, respectively.

Total deposits at March 31, 2020 increased $59.9 million from $5.8 billion at December 31, 2019 to $5.9 billion and increased $269.3 million from $5.6 billion at March 31, 2019.

Total borrowed funds at March 31, 2020 increased $389.1 million to $1.3 billion from $902.7 million at December 31, 2019 and increased $425.8 million from $866.0 million at March 31, 2019.

The ratio of stockholders’ equity to total assets was 10.78 percent at March 31, 2020, as compared to 12.04 percent at December 31, 2019, and 11.98 percent at March 31, 2019. The ratio of tangible stockholders’ equity to tangible assets was 9.02 percent at March 31, 2020, as compared to 10.15 percent at December 31, 2019, and 9.99 percent at March 31, 2019. Tangible book value per share decreased $0.31 from $9.80 at December 31, 2019 to $9.49 at March 31, 2020, compared to $9.22 at March 31, 2019.

NET INTEREST INCOME

Net interest income decreased $2.2 million to $61.7 million during the first quarter of 2020 from $63.9 million at the quarter ended December 31, 2019. The net interest margin decreased 12 basis points to 3.31 percent for the three months ended March 31, 2020.

NON-INTEREST INCOME

Non-interest income for the quarter ended March 31, 2020 increased $1.5 million to $9.3 million from $7.8 million for the quarter ended December 31, 2019. The increase was primarily driven by increases of  $1.2 million in gain on investment securities, net and $1.1 million in other non-interest income, partially offset by decreases of $0.3 million in deposit fees, $0.3 million in loan level derivative income, net and $0.2 million in gain on sales of loans and leases.

PROVISION FOR CREDIT LOSSES

On January 1, 2020, the Company adopted ASU 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments", commonly referred to as CECL.  The Company is using a third-party provided loss estimation model, which calculates the effects of various third-party economic forecasts using the Company's loan portfolio characteristics to determine potential losses over the remaining lifetime of the loans consistent with the requirements of CECL.

Upon adoption of CECL on January 1, 2020, the allowance for loan losses increased $6.6 million, and the reserve for unfunded commitments increased $9.0 million for a combined increase of $15.6 million for the allowance for credit losses ("ACL"). The after tax impact of $11.7 million or $0.15 per share was recognized as a reduction to retained earnings, representing the cumulative effective adjustment from a change in accounting policies.

 For the first quarter of 2020,  the latest available forecast was used to evaluate the economic effects of the COVID-19 pandemic on the Company’s loan portfolios which resulted in the Company recording a provision for credit losses of  $54.1 million for the quarter ended March 31, 2020, compared to $3.6 million for the quarter ended December 31, 2019.  Other than one large credit, asset quality was consistent during quarter and the increase in provision was primarily driven by the forecasted economic effect of the COVID-19 pandemic.

Total net charge-offs for the first quarter of 2020 were $2.2 million compared to $1.6 million in the fourth quarter of 2019. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 13 basis points for the first quarter of 2020 from 10 basis points for the fourth quarter of 2019.

The allowance for loan and lease losses increased $45.5 million from January 1, 2020 and $52.1 million from December 31, 2019 and represented 1.66 percent of total loans and leases at March 31, 2020, compared to 0.91 percent at December 31, 2019, and 0.91 percent at March 31, 2019.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2020 increased $1.9 million to $40.7 million from $38.8 million for the quarter ended December 31, 2019. The increase was primarily driven by increases of $1.2 million in compensation and employee benefits expense, $0.5 million in professional services expense, $0.3 million in FDIC insurance expense, and $0.2 million in advertising and marketing expense, partially offset by a decrease of $0.3 million in other non-interest expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 27.5 percent and 24.2 percent for the three months ended March 31, 2020 and December 31, 2019, respectively. The increase in effective tax rate was driven by the tax benefit recognition for the net operating loss carryback of the First Common Bank acquisition as a result of the Coronavirus Aid, Relief and Economic Security Act (the CARES Act).

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to a negative 0.87 percent during the first quarter of 2020 from a positive 1.13 percent for the fourth quarter of 2019.

The annualized return on average stockholders' equity decreased to a negative 7.30 percent during the first quarter of 2020 from 9.42 percent for the fourth quarter of 2019. The annualized return on average tangible stockholders’ equity decreased to a negative 8.84 percent for the first quarter of 2020 from 11.42 percent for the fourth quarter of 2019.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.57 percent at March 31, 2020, an increase from 0.29 percent at December 31, 2019. Nonperforming loans and leases increased $19.6 million to $39.1 million at March 31, 2020 from $19.5 million at December 31, 2019. The increase was primarily driven by the inclusion of $9.7 million of acquired impaired credits under the new accounting standard and  one commercial relationship of $8.5 million that was placed on nonaccural in the first quarter. The ratio of nonperforming assets to total assets was 0.49 percent at March 31, 2020, an increase from 0.28 percent at December 31, 2019. Nonperforming assets increased $19.0 million to $41.1 million at March 31, 2020 from $22.1 million at December 31, 2019.

Nonaccrual loans increased $19.6 million from December 31, 2019 to $39.1 million. The increase was primarily driven by the implementation of CECL, which required purchase credit-impaired loans to be classified as non-accruing based on performance as well as one commercial relationship of $8.5 million placed on nonaccrual during the first quarter.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.115 per share for the quarter ended March 31, 2020. The dividend will be paid on May 29, 2020 to stockholders of record on May 15, 2020.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, April 30, 2020 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally) or by visiting https://services.choruscall.com/links/brkl200430.html.  A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10142047. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $8.5 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that do not describe historical or current facts are forward-looking statements, including statements regard the potential effects of COVID-19 on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements made with regard to the potential effects of COVID-19 on the Company’s business, financial condition, credit quality, liquidity and results of operation may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These included, but are not limited to, the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and continued turbulence in capital and debt markets. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

MEDIA INQUIRIES:

Contact:
Karen Schwartzman
Polaris Public Relations
(617) 437-9990

A PDF accompanying this announcement is available at http://ml.globenewswire.com/Resource/Download/d63fc230-2142-4310-aaa1-3f291c604c05

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$61,712	$63,931	$63,236	$63,134	$62,999
Provision for credit losses	54,114	3,602	871	3,757	1,353
Non-interest income	9,328	7,756	7,929	7,478	6,630
Non-interest expense	40,748	38,815	40,191	39,604	38,871
(Loss) income before provision for income taxes	(23,822)	29,270	30,103	27,251	29,405
Net (loss) income attributable to Brookline Bancorp, Inc.	(17,276)	22,183	22,596	20,471	22,467

Performance Ratios:
Net interest margin (1)	3.31%	3.43%	3.45%	3.55%	3.64%
Interest-rate spread (1)	2.91%	3.05%	3.06%	3.13%	3.18%
Return on average assets (annualized)	(0.87)%	1.13%	1.17%	1.08%	1.21%
Return on average tangible assets (annualized) (non-GAAP)	(0.89)%	1.15%	1.19%	1.11%	1.24%
Return on average stockholders' equity (annualized)	(7.30)%	9.42%	9.74%	8.98%	10.14%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	(8.84)%	11.42%	11.85%	10.98%	12.48%
Efficiency ratio (2)	57.36%	54.15%	56.48%	56.09%	55.83%

Per Common Share Data:
Net (loss) income — Basic	$(0.22)	$0.28	$0.28	$0.26	$0.28
Net (loss) income — Diluted	(0.22)	0.28	0.28	0.26	0.28
Cash dividends declared	0.115	0.115	0.115	0.110	0.110
Book value per share (end of period)	11.57	11.87	11.70	11.53	11.30
Tangible book value per share (end of period) (non-GAAP)	9.49	9.80	9.63	9.45	9.22
Stock price (end of period)	11.28	16.46	14.73	15.38	14.40
Balance Sheet:
Total assets	$8,461,591	$7,856,853	$7,878,436	$7,636,980	$7,519,130
Total loans and leases	6,822,527	6,737,816	6,646,821	6,505,329	6,388,197
Total deposits	5,889,938	5,830,072	5,729,339	5,622,493	5,620,633
Brookline Bancorp, Inc. stockholders’ equity	912,568	945,606	932,311	918,468	900,572

Asset Quality:
Nonperforming assets	$41,122	$22,092	$23,760	$23,267	$26,721
Nonperforming assets as a percentage of total assets	0.49%	0.28%	0.30%	0.30%	0.36%
Allowance for loan and lease losses	$113,181	$61,082	$59,135	$58,635	$58,041
Allowance for loan and lease losses as a percentage of total loans and leases	1.66%	0.91%	0.89%	0.90%	0.91%
Net loan and lease charge-offs	$2,234	$1,622	$366	$3,082	$2,101
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.13%	0.10%	0.02%	0.19%	0.13%

Capital Ratios:
Stockholders’ equity to total assets	10.78%	12.04%	11.83%	12.03%	11.98%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.02%	10.15%	9.94%	10.08%	9.99%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$86,996	$33,589	$93,841	$46,532	$51,276
Short-term investments	253,772	44,201	84,689	46,264	61,063
Total cash and cash equivalents	340,768	77,790	178,530	92,796	112,339
Investment securities available-for-sale	761,539	498,995	467,339	482,497	489,020
Investment securities held-to-maturity	—	86,780	95,163	103,572	113,694
Equity securities held-for-trading	2,558	3,581	4,581	4,698	4,341
Total investment securities	764,097	589,356	567,083	590,767	607,055
Loans and leases held-for-sale	—	—	—	1,575	869
Loans and leases:
Commercial real estate loans	3,762,158	3,669,222	3,589,451	3,493,554	3,410,468
Commercial loans and leases	1,826,866	1,838,748	1,850,388	1,826,336	1,786,582
Consumer loans	1,233,503	1,229,846	1,206,982	1,185,439	1,191,147
Total loans and leases	6,822,527	6,737,816	6,646,821	6,505,329	6,388,197
Allowance for loan and lease losses	(113,181)	(61,082)	(59,135)	(58,635)	(58,041)
Net loans and leases	6,709,346	6,676,734	6,587,686	6,446,694	6,330,156
Restricted equity securities	68,472	53,818	57,896	55,270	54,192
Premises and equipment, net of accumulated depreciation	73,786	74,350	75,229	75,373	75,520
Right-of-use asset operating leases	24,789	24,876	26,216	25,928	26,205
Deferred tax asset	38,141	25,017	25,204	25,629	27,084
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	4,087	4,423	4,843	5,264	5,684
Other real estate owned and repossessed assets	2,038	2,631	2,132	1,966	3,912
Other assets	275,640	167,431	193,190	155,291	115,687
Total assets	$8,461,591	$7,856,853	$7,878,436	$7,636,980	$7,519,130
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,175,329	$1,141,578	$1,106,684	$1,042,854	$1,011,031
NOW accounts	361,854	371,380	340,321	340,082	369,896
Savings accounts	653,026	613,467	604,481	585,322	625,770
Money market accounts	1,676,092	1,682,005	1,666,231	1,669,782	1,706,708
Certificate of deposit accounts	2,023,637	2,021,642	2,011,622	1,984,453	1,907,228
Total deposits	5,889,938	5,830,072	5,729,339	5,622,493	5,620,633
Borrowed funds:
Advances from the FHLBB	1,137,431	758,469	854,481	791,559	730,018
Subordinated debentures and notes	83,630	83,591	83,551	83,512	83,472
Other borrowed funds	70,743	60,689	48,373	55,693	52,515
Total borrowed funds	1,291,804	902,749	986,405	930,764	866,005
Operating lease liabilities	24,789	24,876	26,216	25,928	26,205
Mortgagors’ escrow accounts	7,441	7,232	7,072	6,823	7,517
Reserve for unfunded credits	17,222	1,880	1,847	1,841	1,760
Accrued expenses and other liabilities	317,829	144,438	195,246	130,663	96,438
Total liabilities	7,549,023	6,911,247	6,946,125	6,718,512	6,618,558
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	737,422	736,601	735,928	737,584	736,872
Retained earnings, partially restricted	227,359	265,376	252,435	238,625	226,929
Accumulated other comprehensive income (loss)	16,947	2,283	2,775	1,141	(4,393)
Treasury stock, at cost;
5,862,811 shares, 5,003,127 shares, 5,003,127 shares, 5,025,764 shares, and 5,020,025 shares, respectively	(69,617)	(59,073)	(59,176)	(59,199)	(59,121)
Unallocated common stock held by the Employee Stock Ownership Plan;
72,441 shares, 79,548 shares, 92,337 shares, 98,208 shares, and 104,079 shares, respectively	(395)	(433)	(503)	(535)	(567)
Total stockholders' equity	912,568	945,606	932,311	918,468	900,572
Total liabilities and stockholders' equity	$8,461,591	$7,856,853	$7,878,436	$7,636,980	$7,519,130

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$79,559	$83,309	$83,566	$82,798	$80,672
Debt securities	2,976	2,910	2,977	3,158	3,236
Marketable and restricted equity securities	778	813	876	877	911
Short-term investments	209	418	487	351	267
Total interest and dividend income	83,522	87,450	87,906	87,184	85,086
Interest expense:
Deposits	16,240	17,655	18,300	17,712	15,948
Borrowed funds	5,570	5,864	6,370	6,338	6,139
Total interest expense	21,810	23,519	24,670	24,050	22,087
Net interest income	61,712	63,931	63,236	63,134	62,999
Provision for credit losses	54,114	3,602	871	3,757	1,353
Net interest income after provision for credit losses	7,598	60,329	62,365	59,377	61,646
Non-interest income:
Deposit fees	2,458	2,710	2,710	2,680	2,523
Loan fees	550	567	719	398	413
Loan level derivative income, net	2,156	2,494	2,251	1,772	1,745
Gain (loss) on investment securities, net	1,330	133	(116)	357	134
Gain on sales of loans and leases held-for-sale	120	309	550	561	289
Other	2,714	1,543	1,815	1,710	1,526
Total non-interest income	9,328	7,756	7,929	7,478	6,630
Non-interest expense:
Compensation and employee benefits	25,219	23,987	24,871	23,953	23,743
Occupancy	3,953	4,102	3,895	3,752	3,947
Equipment and data processing	4,703	4,601	4,749	4,641	4,661
Professional services	1,651	1,120	1,083	1,087	1,076
FDIC insurance	378	53	54	745	593
Advertising and marketing	1,075	828	1,035	1,112	1,069
Amortization of identified intangible assets	336	420	421	420	402
Merger and restructuring expense	—	—	1,125	—	—
Other	3,433	3,704	2,958	3,894	3,380
Total non-interest expense	40,748	38,815	40,191	39,604	38,871
(Loss) income before provision for income taxes	(23,822)	29,270	30,103	27,251	29,405
(Benefit) provision for income taxes	(6,546)	7,087	7,507	6,780	6,895
Net (loss) income before noncontrolling interest in subsidiary	(17,276)	22,183	22,596	20,471	22,510
Less net income attributable to noncontrolling interest in subsidiary	—	—	—	—	43
Net (loss) income attributable to Brookline Bancorp, Inc.	$(17,276)	$22,183	$22,596	$20,471	$22,467
Earnings per common share:
Basic	$(0.22)	$0.28	$0.28	$0.26	$0.28
Diluted	$(0.22)	$0.28	$0.28	$0.26	$0.28
Weighted average common shares outstanding during the period:
Basic	79,481,462	79,682,724	79,700,403	79,669,922	79,658,583
Diluted	79,665,774	79,845,447	79,883,510	79,886,292	79,843,578
Dividends paid per common share	$0.115	$0.115	$0.110	$0.110	$0.105

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$10,937	$2,845	$2,910	$2,273	$2,889
Multi-family mortgage	85	84	87	94	101
Construction	—	—	—	—	396
Total commercial real estate loans	11,022	2,929	2,997	2,367	3,386

Commercial	12,991	4,909	3,139	6,349	5,728
Equipment financing	10,356	9,822	12,817	9,931	10,253
Condominium association	203	151	163	170	224
Total commercial loans and leases	23,550	14,882	16,119	16,450	16,205

Residential mortgage	3,446	753	1,605	1,642	2,188
Home equity	1,059	896	904	835	1,022
Other consumer	7	1	3	7	8
Total consumer loans	4,512	1,650	2,512	2,484	3,218

Total nonaccrual loans and leases	39,084	19,461	21,628	21,301	22,809

Other real estate owned	—	—	201	957	3,054
Other repossessed assets	2,038	2,631	1,931	1,009	858
Total nonperforming assets	$41,122	$22,092	$23,760	$23,267	$26,721

Loans and leases past due greater than 90 days and still accruing	$10,153	$10,109	$11,885	$11,612	$16,800

Troubled debt restructurings on accrual	16,480	17,076	22,233	27,761	28,543
Troubled debt restructurings on nonaccrual	5,819	6,104	5,763	8,431	7,597
Total troubled debt restructurings	$22,299	$23,180	$27,996	$36,192	$36,140

Nonperforming loans and leases as a percentage of total loans and leases	0.57%	0.29%	0.33%	0.33%	0.36%
Nonperforming assets as a percentage of total assets	0.49%	0.28%	0.30%	0.30%	0.36%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$61,082	$59,135	$58,635	$58,041	$58,692
CECL adjustment to retained earnings	6,632	—	—	—	—
Charge-offs	(2,539)	(1,894)	(1,190)	(3,412)	(2,542)
Recoveries	305	272	824	330	441
Net charge-offs	(2,234)	(1,622)	(366)	(3,082)	(2,101)
Provision for loan and lease losses excluding unfunded commitments *	47,701	3,569	866	3,676	1,450
Allowance for loan and lease losses at end of period	$113,181	$61,082	$59,135	$58,635	$58,041

Allowance for loan and lease losses as a percentage of total loans and leases	1.66%	0.91%	0.89%	0.90%	0.91%

NET CHARGE-OFFS:
Commercial loans and leases	2,280	1,589	403	3,107	2,124
Consumer loans	(46)	33	(37)	(25)	(23)
Total net charge-offs	$2,234	$1,622	$366	$3,082	$2,101

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.13%	0.10%	0.02%	0.19%	0.13%

*provision for loan and lease losses does not include provision of $6.4 million for credit losses on unfunded commitments during the three months ended March 31, 2020.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$605,885	$3,024	2.00%	$567,037	$2,957	2.09%	$608,194	$3,289	2.16%
Marketable and restricted equity securities (2)	58,881	786	5.33%	59,763	823	5.51%	60,389	920	6.10%
Short-term investments	84,309	209	0.99%	93,997	418	1.78%	33,034	267	3.23%
Total investments	749,075	4,019	2.15%	720,797	4,198	2.33%	701,617	4,476	2.55%
Loans and Leases:
Commercial real estate loans (3)	3,697,011	40,468	4.33%	3,605,169	40,976	4.45%	3,376,576	40,019	4.74%
Commercial loans (3)	783,309	8,328	4.21%	826,116	10,066	4.78%	792,695	9,603	4.85%
Equipment financing (3)	1,052,846	18,946	7.20%	1,037,431	19,271	7.43%	988,193	17,985	7.28%
Residential mortgage loans (3)	810,583	7,934	3.92%	804,672	8,402	4.18%	778,325	8,123	4.17%
Other consumer loans (3)	417,815	3,955	3.79%	417,950	4,680	4.43%	408,177	5,051	5.01%
Total loans and leases	6,761,564	79,631	4.71%	6,691,338	83,395	4.99%	6,343,966	80,781	5.09%
Total interest-earning assets	7,510,639	83,650	4.46%	7,412,135	87,593	4.73%	7,045,583	85,257	4.84%
Non-interest-earning assets	455,187			448,458			388,455
Total assets	$7,965,826			$7,860,593			$7,434,038

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$359,641	116	0.13%	$344,036	115	0.13%	$334,167	142	0.17%
Savings accounts	626,945	643	0.41%	604,276	746	0.49%	626,414	597	0.39%
Money market accounts	1,678,649	4,241	1.02%	1,685,885	4,947	1.16%	1,676,199	5,275	1.28%
Certificates of deposit	2,040,903	11,240	2.22%	2,026,753	11,847	2.32%	1,844,511	9,934	2.18%
Total interest-bearing deposits	4,706,138	16,240	1.39%	4,660,950	17,655	1.50%	4,481,291	15,948	1.44%
Borrowings
Advances from the FHLBB	772,462	4,097	2.10%	753,460	4,407	2.29%	755,542	4,610	2.44%
Subordinated debentures and notes	83,609	1,284	6.14%	83,570	1,293	6.19%	83,451	1,308	6.27%
Other borrowed funds	91,052	189	0.84%	64,543	164	1.01%	88,600	221	1.01%
Total borrowings	947,123	5,570	2.33%	901,573	5,864	2.55%	927,593	6,139	2.65%
Total interest-bearing liabilities	5,653,261	21,810	1.55%	5,562,523	23,519	1.68%	5,408,884	22,087	1.66%
Non-interest-bearing liabilities:
Demand checking accounts	1,134,314			1,142,600			1,026,970
Other non-interest-bearing liabilities	232,113			213,579			111,174
Total liabilities	7,019,688			6,918,702			6,547,028
Stockholders’ equity	946,138			941,891			886,639
Noncontrolling interest in subsidiary	—			—			371
Total liabilities and equity	$7,965,826			$7,860,593			$7,434,038
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		61,840	2.91%		64,074	3.05%		63,170	3.18%
Less adjustment of tax-exempt income		128			143			171
Net interest income		$61,712			$63,931			$62,999
Net interest margin (5)			3.31%			3.43%			3.64%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
	At and for the Three Months Ended March 31,
	2020	2019

Reconciliation Table - Non-GAAP Financial Information	(Dollars in Thousands Except Share Data)

Net (loss) income attributable to Brookline Bancorp, Inc.	$(17,276)	$22,467
Less:
Security gains (after-tax)	964	103
Operating earnings	$(18,240)	$22,364

Operating earnings per common share:
Basic	$(0.23)	$0.28
Diluted	(0.23)	0.28

Weighted average common shares outstanding during the period:
Basic	79,481,462	79,658,583
Diluted	79,665,774	79,843,578

Return on average assets *	(0.87)%	1.21%
Less:
Security gains (after-tax) *	0.05%	0.01%
Operating return on average assets *	(0.92)%	1.20%

Return on average tangible assets *	(0.89)%	1.24%
Less:
Security gains (after-tax) *	0.05%	0.01%
Operating return on average tangible assets *	(0.94)%	1.23%

Return on average stockholders' equity *	(7.30)%	10.14%
Less:
Security gains (after-tax) *	0.41%	0.05%
Operating return on average stockholders' equity *	(7.71)%	10.09%

Return on average tangible stockholders' equity *	(8.84)%	12.48%
Less:
Security gains (after-tax) *	0.49%	0.06%
Operating return on average tangible stockholders' equity *	(9.33)%	12.42%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

	(Dollars in Thousands)

Net (loss) income, as reported	$(17,276)	$22,183	$22,596	$20,471	$22,467

Average total assets	$7,965,826	$7,860,593	$7,746,492	$7,571,396	$7,434,038
Less: Average goodwill and average identified intangible assets, net	164,701	165,071	165,493	165,914	166,327
Average tangible assets	$7,801,125	$7,695,522	$7,580,999	$7,405,482	$7,267,711

Return on average tangible assets (annualized)	(0.89)%	1.15%	1.19%	1.11%	1.24%

Average total stockholders’ equity	$946,138	$941,891	$928,063	$911,824	$886,639
Less: Average goodwill and average identified intangible assets, net	164,701	165,071	165,493	165,914	166,327
Average tangible stockholders’ equity	$781,437	$776,820	$762,570	$745,910	$720,312

Return on average tangible stockholders’ equity (annualized)	(8.84)%	11.42%	11.85%	10.98%	12.48%

Brookline Bancorp, Inc. stockholders’ equity	$912,568	$945,606	$932,311	$918,468	$900,572
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	4,087	4,423	4,843	5,264	5,684
Tangible stockholders' equity	$748,054	$780,756	$767,041	$752,777	$734,461

Total assets	$8,461,591	$7,856,853	$7,878,436	$7,636,980	$7,519,130
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	4,087	4,423	4,843	5,264	5,684
Tangible assets	$8,297,077	$7,692,003	$7,713,166	$7,471,289	$7,353,019

Tangible stockholders’ equity to tangible assets	9.02%	10.15%	9.94%	10.08%	9.99%

Tangible stockholders' equity	$748,054	$780,756	$767,041	$752,777	$734,461

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	5,862,811	5,003,127	5,003,127	5,025,764	5,020,025
Unallocated ESOP shares	72,441	79,548	92,337	98,208	104,079
Unvested restricted shares	395,085	406,450	407,784	377,122	390,636
Number of common shares outstanding	78,846,835	79,688,047	79,673,924	79,676,078	79,662,432

Tangible book value per common share	$9.49	$9.80	$9.63	$9.45	$9.22